                                                                    EXHIBIT 10.2

Certain portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                CONTRACT BETWEEN

                          ECHOSTAR ORBITAL CORPORATION

                                       AND

                            SPACE SYSTEMS/LORAL, INC.

                          ECHOSTAR 8 SATELLITE PROGRAM
                               (110(DEGREE) W.L.)











This document contains data and information proprietary to Space Systems/Loral, Inc. This data shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written consent of Space Systems/Loral except as otherwise provided in this Contract.

                                TABLE OF CONTENTS


PREAMBLE.................................................................................................3

RECITALS.................................................................................................4

ARTICLE 1 - DEFINITIONS..................................................................................5

ARTICLE 2 - SCOPE OF WORK................................................................................9

ARTICLE 3 - DELIVERABLE ITEMS AND DELIVERY SCHEDULE.....................................................10

ARTICLE 4 - PRICE.......................................................................................11

ARTICLE 5 - PAYMENTS....................................................................................12

ARTICLE 6 - PURCHASER-FURNISHED ITEMS...................................................................16

ARTICLE 7 - COMPLIANCE WITH U.S. EXPORT LAWS AND DIRECTIVES.............................................18

ARTICLE 8 - ACCESS TO WORK IN PROGRESS..................................................................19

ARTICLE 9 - SATELLITE PRE-SHIPMENT REVIEW (SPSR)........................................................22

ARTICLE 10 - SATELLITE ACCEPTANCE.......................................................................25

ARTICLE 11 - ACCEPTANCE INSPECTION FOR DELIVERABLE ITEMS OTHER THAN SATELLITES..........................26

ARTICLE 12 - DELIVERY, TITLE AND RISK OF LOSS...........................................................29

ARTICLE 13 - XXX........................................................................................29

ARTICLE 14 - INTENTIONALLY DELETED......................................................................29

ARTICLE 15 - WARRANTY ..................................................................................30

ARTICLE 16 - CHANGES ...................................................................................34

ARTICLE 17 - FORCE MAJEURE..............................................................................35

ARTICLE 18 - PURCHASER DELAY OF WORK....................................................................36

ARTICLE 19 - PATENT INDEMNITY...........................................................................37

ARTICLE 20 - INDEMNITY FOR BODILY INJURY AND PROPERTY DAMAGE............................................39

ARTICLE 21 - TERMINATION FOR CONVENIENCE................................................................41

ARTICLE 22 - XXX........................................................................................43

ARTICLE 22A - XXX ......................................................................................43

ARTICLE 23 - DEFAULT ...................................................................................44

ARTICLE 24 - INTENTIONALLY DELETED......................................................................48

ARTICLE 25 - ARBITRATION................................................................................48

ARTICLE 26 - INTER-PARTY WAIVER OF LIABILITY FOR A LAUNCH...............................................50

ARTICLE 27 - RESERVED  .................................................................................51

ARTICLE 28 - RESERVED  .................................................................................51

ARTICLE 29 - XXX........................................................................................51

ARTICLE 30 - RESERVED ..................................................................................51

ARTICLE 31 - RESERVED ..................................................................................51

ARTICLE 32 - RESERVED ..................................................................................51

ARTICLE 33 - GROUND STORAGE.............................................................................52

ARTICLE 34 - LIMITATION OF LIABILITY....................................................................54

ARTICLE 35 - DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION.........................................55

ARTICLE 36 - RIGHTS IN DATA.............................................................................58

ARTICLE 37 - PUBLIC RELEASE OF INFORMATION..............................................................59

ARTICLE 38 - NOTICES ...................................................................................60

ARTICLE 39 - RISK MANAGEMENT............................................................................62

ARTICLE 40 - ORDER OF PRECEDENCE........................................................................63

ARTICLE 41 - GENERAL ...................................................................................64

ARTICLE 42 - ATTACHMENTS................................................................................67

ARTICLE 43 - TERMINATION RIGHT..........................................................................68

ARTICLE 44 - COOPERATION REGARDING SPOT BEAMS...........................................................69

ARTICLE 45 - MASS PENALTY...............................................................................70

ARTICLE 46 - KEY PERSONNEL .............................................................................70

                                    PREAMBLE



This Contract is entered into as of February 4, 2000 (the "Effective Date of Contract" or "EDC") between Echostar Orbital Corporation, organized and existing under the laws of the State of Colorado having an office and place of business at 5701 South Santa Fe, Littleton, Colorado 80120 (hereinafter referred to as "Purchaser") and Space Systems/Loral, Inc., a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 3825 Fabian Way, Palo Alto, California 94303 (hereinafter referred to as "Contractor").

                                    RECITALS


WHEREAS, Purchaser desires to procure one (1) communications satellite, known as EchoStar 8, to be delivered to the Launch Site, all required ground equipment and support and training services, to the extent and subject to the terms and conditions set forth herein, and

WHEREAS, Contractor is willing to furnish such Satellite, ground equipment and support and training services, to the extent and subject to the terms and conditions set forth herein, in consideration of the price and other valid consideration.

NOW, THEREFORE, the Parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS


Capitalized terms used and not otherwise defined herein shall have the following meanings:

1.1 "ACCEPTANCE" (i) with respect to a Satellite shall be as provided for in Article 10, and (ii) with respect to any Deliverable Item other than a Satellite shall be as provided for in Article 11.

1.2      "ADDITIONAL SATELLITE" has the meaning set forth in Article 29.

1.3 "CONTRACT" means the articles of this executed Contract, its Exhibits and its Attachment(s), as may be amended from time to time in accordance with the terms hereof.

1.4 "CONTRACTOR" has the meaning set forth in the preamble and any successor or assignee permitted hereunder.

1.5 "DELIVERABLE DATA" means the data and documentation required to be delivered to Purchaser as specified in the Statement of Work.

1.6 "DELIVERABLE ITEM" means any of the items listed in Article 3.1, and any Additional Satellite or other items ordered by Purchaser pursuant to Article 29, and, collectively, the "DELIVERABLE ITEMS".

1.7      "DELIVERY" (i) with respect to a Satellite shall be as provided for in
         Article 12.1, and (ii) with respect to any Deliverable Item other than a Satellite shall be as provided for in Article 12.2.

1.8 "EFFECTIVE DATE OF CONTRACT" or "EDC" means the effective date of this Contract as specified in the preamble.

1.9 "FCC" means the Federal Communications Commission or any successor agency or governmental authority.

1.10     "FIRM FIXED PRICE" has the meaning set forth in Article 4.1.

1.11     "FORCE MAJEURE" has the meaning set forth in Article 17.

1.12 "GROSS NEGLIGENCE" means reckless disregard for the rights of others which very closely approaches intentional wrongdoing or other actions (or failures to act) which very closely approach intentional wrongdoing.

1.13 "IN-ORBIT TESTING" or "IOT" means the testing of the Satellite on-orbit in accordance with the Program Test Plan.

1.14     "INTELLECTUAL PROPERTY CLAIM" has the meaning set forth in Article 19.

1.15 "INTENTIONAL IGNITION" means, with respect to the Satellite, the official time designated by the Launch Agency during the launch sequence when the initial motors of the Launch Vehicle are ignited for the purpose of Launch following a planned countdown.

1.16 "LAUNCH" means, with respect to the Satellite, Intentional Ignition followed by Lift-Off.

1.17 "LAUNCH AGENCY" means the provider responsible for conducting the Launch Services for the Satellite.

1.18 "LAUNCH SERVICES" means those services provided by the Launch Agency pursuant to the Launch Services Agreement.

1.19 "LAUNCH SERVICES AGREEMENT" or "LSA" means the contract between Purchaser and the Launch Agency which provides for Launch Services for the Satellite, as such contract may be amended from time to time in accordance with its terms.

1.20 "LAUNCH SITE" means the location that will be used by the Launch Agency for purposes of launching the Satellite.

1.21 "LAUNCH SUPPORT" or "LAUNCH SUPPORT SERVICES" means those services specified in the Statement of Work to be provided by Contractor in support of Launch.

1.22 "LAUNCH VEHICLE" means the launch vehicle selected by Purchaser and used for Launch of the Satellite, which is baselined to be an Atlas launch vehicle, unless changed under Article 29.4.

1.23 "LIBOR" means the rate of interest per annum, at any relevant time, at which thirty (30) day U.S. dollar deposits are offered at such time in the London interbank market.

1.24 "LIFT-OFF" means, with respect to the Satellite, physical separation of the Launch Vehicle from the ground support equipment following Intentional Ignition due to the Launch Vehicle rising under its own power for the purpose of launching the Satellite.

1.25 "MISSION OPERATIONS SUPPORT SERVICES" means the orbit-raising, IOT and related services specified in the Statement of Work to be performed by Contractor for a Satellite.

1.26     "NSP" means not separately priced.

1.27 "PARTY" or "PARTIES" means Purchaser, Contractor or both, as the context requires.

1.28 "PAYMENT PLAN" means the payment plan for the applicable Deliverable Item, attached as Attachment A.

1.29 "PERFORMANCE SPECIFICATION" means the Satellite performance specification attached as Exhibit B, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.30     "PMO" means the Purchaser's program management office.

1.31 "PRODUCT ASSURANCE PROGRAM PLAN" means the product assurance program plan attached as Exhibit C, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.32 "PROGRAM TEST PLAN" means the Satellite program test plan attached as Exhibit D, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.33     "PROPRIETARY INFORMATION" has the meaning set forth in Article 35.

1.34 "PURCHASER" has the meaning set forth in the preamble and any successor or assignee permitted hereunder.

1.35 "SATELLITE" means the communications satellite that is to be manufactured by Contractor pursuant to this Contract.

1.36 "SATELLITE ANOMALY" means, with respect to any Satellite, any post-Launch occurrence that has or could have an impact on the Satellite's health or performance of such Satellite.

1.37     "SATELLITE PRE-SHIPMENT REVIEW" OR "SPSR" has the meaning set forth in
         Article 9.

1.38     "SCF" means satellite control facility.

1.39 "STATEMENT OF WORK" or "SOW" means the statement of work attached as Exhibit A, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.40     "TT&C" means telemetry, tracking and control.

                            ARTICLE 2 - SCOPE OF WORK


2.1      Provision of Services and Materials

         Contractor shall provide the necessary personnel, material, services, and facilities to: design, manufacture, test, and deliver to the location set forth in Article 3.1 (or another location agreed upon pursuant to Article 29), one (1) Satellite, together with all other Deliverable Items referred to in Article 3.1, in accordance with the following Exhibits, which are attached hereto and made a part hereof:

2.1.1    Exhibit A, Statement of Work, dated [TBD] (Document Reference No.
         [TBD]);

2.1.2 Exhibit B, Satellite Performance Specification, dated [TBD] (Document Reference No. [TBD]);

2.1.3 Exhibit C, Product Assurance Program Plan, dated [TBD] (Document Reference No. [TBD]);

2.1.4    Exhibit D, Satellite Program Test Plan, dated [TBD] (Doc No. [TBD]).

               ARTICLE 3 - DELIVERABLE ITEMS AND DELIVERY SCHEDULE


3.1      Deliverable Items

         Subject to the other terms and conditions of this Contract, the items to be delivered under this Contract are specified in the table below and the corresponding delivery schedules and locations are as follows:


 ITEM        DESCRIPTION               DELIVERY SCHEDULE               DELIVERY LOCATION
 ----        -----------               -----------------               -----------------
     1.      Satellite (EchoStar 8)    December 20, 2001               To the Launch Site.

     2.      Deliverable Data          Per SOW, Exhibit A              PMO

     3.      Support and Training      Per SOW, Exhibit A              Contractor's facilities and
                                                                       Purchaser's SCF

     4.      Ground Equipment          Per SOW, Exhibit A              Purchaser's SCF

         Contractor shall, at its cost, use its reasonable best efforts to obtain all U.S. and foreign Government approvals necessary to export and import the Satellite, all Deliverables required hereunder, and the individual components of the Satellite and such Deliverables.

                                ARTICLE 4 - PRICE


4.1      Firm Fixed Price

         The price to be paid by Purchaser to Contractor for the Deliverable Items 1 through 4 set forth in Article 3.1 within the scope of work detailed in the Statement of Work, shall be a firm fixed price of $XXX (the "Firm Fixed Price"). The prices for those Deliverable Items subject to an option under this Contract, if any, are described in the particular Articles that set forth those options. The itemization of the Firm Fixed Price is as follows:

         Item Description                                 Amount
         ----------------                                 ------
         Satellite (EchoStar 8)                            $XXX

         The item price for the Satellite includes all design, manufacturing, tests, In Orbit Incentives, Deliverable Data, training, Launch Support Services, Mission Operations Support Services, ground equipment and shipment and transportation, all in accordance with the terms and conditions of this Contract, as specified herein. The item price also includes, and Contractor shall indemnify, defend and hold Purchaser, its affiliates, directors, officers, employees, shareholders and agents harmless from and against, all applicable taxes, duties and similar liabilities imposed by any federal, state or local United States governmental entity in connection with this Contract, except any tax on the sale to Purchaser resulting from Purchaser's election to exercise the Ground Storage option in Article 33.

                              ARTICLE 5 - PAYMENTS

5.1      Payment Plan

         Absent a bona fide dispute, payments by Purchaser to Contractor of the Firm Fixed Price set forth in Article 4 and of the amounts for options, if any, exercised by Purchaser pursuant to this Contract, shall be in accordance with the Payment Plan applicable thereto for the Satellite.

5.2      Payment Conditions

         5.2.1 Payments. Absent a bona fide dispute, all payments due from Purchaser shall be paid no later than the date specified therefor as set forth in the Payment Plan, provided that: (i) Contractor submits to Purchaser an invoice with respect to each such payment no later than thirty (30) days prior to such due date; and (ii) Contractor completes the applicable milestone set forth in Attachment A no later than five (5) business days prior to such due date. Notwithstanding the foregoing, in the event that Contractor does not deliver an invoice to Purchaser at least thirty (30) days prior to such due date and/or does not achieve the relevant milestone, or provide a work-around that does not affect schedule and is otherwise acceptable to Purchaser, at least five (5) business days prior to such due date, Purchaser may suspend all payments until such time as the relevant invoice is received and milestone is completed. Within thirty (30) days following Purchaser's receipt of the relevant invoice or five (5) business days following Contractor's completion of the relevant milestone, whichever occurs later, Purchaser shall pay Contractor for all payments that were required to have been made but were not as a result of the suspension.

         5.2.2 Milestones. Notwithstanding the milestones set forth in Attachment A, if it becomes reasonably clear that problems with deliverables are reasonably likely to cause schedule delays, then all payments may be suspended, at Purchaser's option, and the date for payment of each subsequent payment delayed, by an amount of time equal to the difference between the originally scheduled delivery date for the Satellite set forth in Article 3 and the revised forecast delivery date. In the event that Contractor subsequently recovers all or a portion of the originally scheduled delivery date for the Satellite, payments will again be revised to reflect that recovery. Further, if, following completion of a milestone, a problem arises which requires rework of elements of the milestone, then payments may be suspended, at Buyer's option, until the milestone is again complete.

         5.2.3 Non-Warranty Payments. Absent a bona fide dispute, all amounts payable to Contractor with respect to non-warranty work performed pursuant to Article 15.3 shall be paid no later than thirty (30) days after submission of an invoice by Contractor certifying that such non-warranty work has been completed.

         5.2.4 Obligation to Pay. The failure of Contractor to deliver any invoice required hereunder shall not affect Purchaser's obligation hereunder to make any payments to Contractor. If Contractor shall not have delivered any invoice required hereunder within the time specified therefor, the relevant payment due from Purchaser shall be payable thirty (30) days after receipt of such invoice.

5.3      Late Payment

         In the event that any payment to Contractor is not made when due hereunder, without prejudice to Contractor's other rights and remedies under this Contract, at law or in equity, Purchaser shall pay Contractor interest at the rate of LIBOR + XXX until such time as payment is made. If such payment is not made by the date thirty (30) days after the date due hereunder, without prejudice to Contractor's other rights and remedies under this Contract, at law or in equity, Contractor may elect to cease performance of its obligations under this Contract, without prejudice or penalty. In such case, if Contractor subsequently resumes performance in lieu of termination pursuant to
         Article 23.6, the schedule, price and other affected provisions of this Contract shall be modified to compensate Contractor for its added costs (and otherwise account for the impacts on Contractor) associated with such work stoppage.

5.4      Invoices

         Invoices required to be delivered by Contractor hereunder shall be submitted to Purchaser (original plus one (1) copy) at the following address:

            EchoStar Orbital Corporation
            5701 South Santa Fe
            Littleton, CO  80120
            ATTN.: Rohan Zaveri
            (with copies to David Moskowitz and Charlie Ergen)

         or to such other address as Purchaser may specify in writing to Contractor.

5.5      Payment Bank

         All payments made to Contractor hereunder shall be in U.S. currency and shall be made by electronic funds transfer to the following account:

            BANK OF AMERICA
            SPACE SYSTEMS/LORAL, INC.
            ACCOUNT NO. 75-69165
            CHICAGO, ILLINOIS
            ABA #071-000-039

         or by check to:

            Space Systems/Loral
            3825 Fabian Way
            Palo Alto, CA 94303
            Attn: Ronald Haley

         or to such other account or address as Contractor may specify in writing to Purchaser.

                      ARTICLE 6 - PURCHASER-FURNISHED ITEMS


6.1      Purchaser-Furnished Support

         To enable Contractor to perform Launch Support and Mission Operations Support Services, Purchaser shall timely make available to Contractor the Purchaser-furnished equipment, facilities and services described in the Statement of Work. Such equipment, facilities and services shall be in good working condition and adequate for the required purpose and shall be made available free of charge for Contractor's use (including Acceptance inspection pursuant to Article 11) during the period commencing sixty (60) days prior to such Launch and continuing through completion of the IOT review. Purchaser and Contractor will conduct an interface meeting approximately one hundred eighty (180) days prior to such Launch to confirm the availability and adequacy of Purchaser-furnished equipment, facilities and services.

6.2      Communications Authorizations

         Purchaser shall be responsible, at its cost and expense, for preparing, coordinating and filing all applications for licenses with the FCC, if required to do so, for the launch and operation of the Satellite. Contractor shall timely provide Purchaser with all reasonable assistance, at no additional cost to Purchaser, requested by Purchaser in connection with Purchaser's performance of the above-specified tasks, and in connection with the filing of any technical filings required to be made by Purchaser with the FCC.

6.3      Radio Frequency Coordination

         Purchaser shall be responsible for the timely preparation and submission of all filings required by the International Telecommunication Union (or any successor agency thereto) regarding radio frequency and orbital position coordination. Such filings shall be made in accordance with the Radio Regulations of the International Telecommunication Union (or any successor agency). Contractor shall timely provide Purchaser with all reasonable assistance, at no additional cost to Purchaser, requested by Purchaser in connection with Purchaser's performance of the above-specified tasks.

6.4      Satellite Performance Data

         In the event of a Satellite Anomaly that occurs during the life of a Satellite, Purchaser shall timely provide Contractor with or give Contractor access to any data Contractor may reasonably require to investigate or correct (if Contractor is able to do so) such Satellite Anomaly or make or settle any insurance claim relating to such Satellite Anomaly.

6.5      Late Delivery of Purchaser-Furnished Items or Services

         The late delivery of Purchaser-furnished items, individually or combined, shall be considered an event beyond the reasonable control of Contractor, and Contractor shall be entitled to a reasonable adjustment in price, schedule, and other affected terms for such late delivery.

           ARTICLE 7 - COMPLIANCE WITH U.S. EXPORT LAWS AND DIRECTIVES


7.1      Technical Information, Deliverable Data and Technical Services

         7.1.1 Any obligation of either Party hereunder to provide technical information, Deliverable Data or technical services to the other Party or its representatives shall be subject to applicable U.S. Government export control and security laws, regulations, policies and license conditions. The Parties shall work cooperatively and in good faith to implement this Contract consistent with such laws, regulations, policies and license conditions.

         7.1.2 If and to the extent required by U.S. law, the Parties and/or their representatives shall enter into U.S. Government-approved agreement(s), separate from this Contract, governing the Party's provision of technical information, Deliverable Data or technical services in connection with this Contract.

7.2      No Retransfer

         The Parties shall not transfer to any "foreign person", as defined in the International Traffic in Arms Regulations (22 C.F.R. Section 120.1) technical information, Deliverable Data or technical services furnished hereunder, except as expressly authorized by the U.S. Government in accordance with U.S. export control laws. THE PARTIES UNDERSTAND AND WARRANT THAT THEY SHALL NOT RE-EXPORT, TRANSFER OR DIVERT ANY ITEM EXPORTED UNDER OR IN CONNECTION WITH THIS CONTRACT TO ANY "FOREIGN PERSON" WITH A NATIONALITY OTHER THAN CONTRACTOR'S OR PURCHASER'S, RESPECTIVELY, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE U.S. GOVERNMENT.

                     ARTICLE 8 - ACCESS TO WORK IN PROGRESS


8.1      Work in Progress at Contractor's Plant

         Subject to Article 7 and Article 8.4 and to compliance with Contractor's safety and security regulations, Purchaser's employees shall be allowed access to work being performed at Contractor's facility for the Satellite and other Deliverable Items, for the purpose of observing the progress of such work and otherwise confirming Contractor's compliance with this Contract.

8.2      Work in Progress at Subcontractors' Plant

         Subject to Article 7 and Article 8.4, to the extent permitted by Contractor's subcontractors supplying services or goods in connection with the Satellite and subject to each such subcontractor's safety and security regulations, Contractor shall allow Purchaser's employees access to work being performed with respect to the Satellite in each such subcontractor's plants for the purpose of observing the progress of such work and otherwise confirming Contractor's compliance with this Contract, subject to the right of Contractor to accompany Purchaser on any such visit to a subcontractor's plant. Contractor will use reasonable efforts to obtain permission for such access to subcontractor's facilities.

8.3      On-Site Facilities for Purchaser's Personnel

         Subject to Article 7 and Article 8.4, for the purpose of monitoring the progress of the work to be performed by Contractor hereunder and otherwise confirming Contractor's compliance with this Contract, Contractor shall provide private office facilities at or proximate to Contractor's plant (which private office facilities shall in all cases at least be co-located with Contractor's program management office) for two (2) resident Purchaser personnel (or Purchaser's duly appointed consultants and agents, subject to the prior approval of Contractor, which approval shall not be unreasonably withheld or delayed) through Acceptance of the last Satellite ordered hereunder. The office facilities to be provided shall include a reasonable amount of private office space, office furniture, local and reasonable long distance telephone service, access to copy machines and access to facsimile machines, to the extent necessary to enable Purchaser personnel to monitor the progress of work and otherwise confirm Contractor's compliance with this Contract.

8.4      Competition/Foreign Persons as Purchaser Representatives

         Purchaser's representatives, consultants and agents shall not be in direct competition with Contractor, meaning they shall not currently be employed by companies or entities that are in the business of manufacturing communication satellites. Purchaser shall notify Contractor in writing of the name, title or function, business relationship, employer and such other information as may be reasonably requested by Contractor, with respect to each of its intended representatives, consultants and agents, and cause each such representative, consultant and agent to execute a confidentiality agreement directly with Contractor in form and substance reasonably satisfactory to Contractor and containing terms substantially the same as those set forth in Article 35. Contractor may deny access to Contractor provided office facilities to any representative, consultant or agent of Purchaser upon Contractor's reasonable determination that such consultant or agent is, by reason of its business or affiliations, in direct competition with Contractor.

         Contractor shall apply for and, once issued, maintain all U.S. Government export licenses and approvals needed for Purchaser's personnel, representatives, agents and consultants who are citizens of Purchaser's country (if other than the U.S.), to access Contractor facilities or technical data in connection with the performance of this

         Contract. Purchaser shall cooperate with Contractor and provide the support necessary for Contractor to apply for and maintain such export licenses and approvals, and shall promptly notify Contractor of any occurrence or change in circumstances of which it becomes aware that is relevant to or affects such export license and approvals. IN NO EVENT SHALL CONTRACTOR BE OBLIGATED UNDER THIS CONTRACT TO PROVIDE ACCESS TO CONTRACTOR FACILITIES, TO TRANSFER ANY TECHNICAL INFORMATION OR DELIVERABLE DATA OR TO PROVIDE ANY TECHNICAL SERVICES, TO ANY PERSON EXCEPT IN COMPLIANCE WITH APPLICABLE U.S. EXPORT CONTROL LAWS, REGULATIONS, POLICIES AND LICENSE CONDITIONS, AS CONSTRUED BY CONTRACTOR.

8.5      Interference with Operations

         Purchaser shall exercise its rights under this Article 8 in a manner that does not unreasonably interfere with Contractor's or its subcontractors' normal business operations or Contractor's performance of its obligations under this Contract or any agreement between Contractor and its subcontractors.

                ARTICLE 9 - SATELLITE PRE-SHIPMENT REVIEW (SPSR)


9.1      Purchaser to Review

         Purchaser shall conduct a review of each Satellite prior to shipment by Contractor to the Launch Site in accordance with the terms of this
         Article 9 and the Statement of Work (each a "Satellite Pre-Shipment Review" or "SPSR").

9.2      Time, Place and Notice of SPSR; Failure to Conduct

         Each SPSR shall take place at Contractor's facility. Contractor shall notify Purchaser in writing at least thirty (30) days prior to the date that each Satellite shall be available for SPSR, which shall be the scheduled date for commencement of such SPSR. If Purchaser cannot commence such SPSR on such scheduled date, Contractor shall make reasonable efforts to accommodate Purchaser's scheduling requirements.

9.3      Conduct and Purpose of SPSR

         Each SPSR shall be conducted in accordance with Section 2.2.3 of the Statement of Work. The purpose of each SPSR shall be to review test data and analyses for the subject Satellite to determine whether such Satellite meets applicable Performance Specification requirements and is therefore ready for shipment to the Launch Site.

9.4      Waivers or Pending Waivers

         At the earliest possible time, but at least ten (10) days before the commencement of the SPSR for the Satellite or the Acceptance inspection for any Deliverable Item pursuant to Article 11, Contractor shall submit to Purchaser any request for a waiver of, or deviation from, provisions(s) of the Performance Specification applicable to the Satellite or Deliverable Item. Each such waiver or deviation approved by Purchaser shall be deemed an amendment to the Performance Specification permitting such waiver thereof, or deviation therefrom, effective on or after the date of such approval for the Satellite or Deliverable Item. Purchaser shall, in keeping with customary industry practice, consider each waiver or deviation request in good faith and shall not unreasonably withhold or delay its consent to any such request.

9.5      Purchaser's Inspection Agents

         Purchaser may, subject to prior written notice to Contractor, cause any agent designated by Purchaser to observe the SPSR pursuant to this
         Article 9; provided, however, that the provisions of Article 7 and
         Article 8.4 shall apply to any such agent.

9.6      SPSR Results

         Within a reasonable time after completion of the SPSR for the Satellite, Purchaser shall notify Contractor in writing of the results of the SPSR pursuant to this Article 9 with respect to the Satellite. Provided Purchaser is in compliance with its contractual obligations hereunder, such Satellite shall thereupon be prepared and shipped to the Launch Site for Launch. In the event that such SPSR discloses any non-conformance of the Satellite to the requirements of the Performance Specification not the subject of any waivers or deviations approved by Purchaser pursuant to Article 9.4, Purchaser's notice shall state each such non-conformance (with reference to the applicable requirement of the Performance Specification deemed not met), and Contractor shall correct or repair each such non-conformance and resubmit such Satellite for SPSR in accordance with this Article 9 as to each corrected or repaired element.

9.7      Inspection Costs Borne by Purchaser

         All costs and expenses incurred by Purchaser and its agents in the performance of this Article 9, including travel and living expenses, shall be borne solely by Purchaser.

9.8      Correction of Deficiencies after SPSR

         If at any time following the SPSR for a Satellite, and prior to Launch, such Satellite fails to meet the Performance Specification, as may be modified as of such time pursuant to Article 9.4, Contractor shall promptly correct such deficiencies at its own cost and expense.

                        ARTICLE 10 - SATELLITE ACCEPTANCE


10.1     Satellite Acceptance

         Acceptance of the Satellite by Purchaser shall occur automatically upon Launch of the Launch Vehicle for the Satellite.

10.2     In-Orbit Test (IOT) Services

         Thirty (30) days prior to Launch of the Satellite, Contractor shall notify Purchaser of the IOT schedule. Purchaser may observe IOT at Purchaser's or Contractor's location, at Purchaser's election, subject to applicable U.S. Government or Contractor security or export restrictions.

         When, in the reasonable assessment of Contractor, the IOT review has been completed for a Satellite, Contractor shall submit the IOT results to Purchaser.

         Within a reasonable time after Contractor provides the IOT results and certification to Purchaser, Contractor and Purchaser shall hold a Satellite review as defined in the SOW.

         Contractor may elect to conduct the IOT eclipse test set forth in the Program Test Plan during the eclipse season following completion of IOT. The results of the later eclipse test will be provided to Purchaser for Satellite performance characterization and insurance purposes only.

         Contractor agrees to fly the Satellite until the earlier to occur of:
         (i) all material anomalies being resolved; (ii) insurance for all material anomalies being paid to Purchaser; or (iii) Purchaser informing Contractor that it desires to use the Satellite for commercial purposes (provided that, in such instance, Contractor shall continue to fly the Satellite until such time as all material anomalies are fully understood by both parties and Contractor has properly trained Purchaser how to fly the Satellite in such anomalous condition).

            ARTICLE 11 - ACCEPTANCE INSPECTION FOR DELIVERABLE ITEMS
                             OTHER THAN SATELLITES


11.1     Inspection of Deliverable Items of Hardware Other Than Satellites

         With respect to each Deliverable Item of hardware other than Satellites, Purchaser shall perform Acceptance inspection within ten
         (10) business days after Contractor has notified Purchaser that such Deliverable Item has arrived at the location designated for delivery thereof in Article 3.1. Such Acceptance inspection shall be conducted in accordance with the procedures described in the Statement of Work. The purpose of the Acceptance inspection shall be to determine whether each such Deliverable Item meets applicable Performance Specification requirements as of the date of such delivery, as such requirements may have been modified pursuant to Article 11.3.

11.2     Purchaser's Inspection Agents

         Purchaser may, upon giving prior written notice to Contractor, cause any agent designated by Purchaser to conduct the Acceptance inspection pursuant to this Article 11 in whole or in part; provided, however, that the provisions of Article 7 and Article 8.4 shall apply to any such agent and such agent shall comply with Contractor's safety and security regulations.

11.3     Pending Waivers

         Waivers of or deviations from the Performance Specification applicable to any Deliverable Item subject to Acceptance inspection pursuant to this Article 11 shall be addressed as set forth in Article 9.4.

11.4     Acceptance Inspection Results

         Within a reasonable time after completion of Acceptance inspection pursuant to this Article 11 for any Deliverable Item, Purchaser shall notify Contractor in writing of the results of such Acceptance inspection. In the event that such Acceptance inspection demonstrates conformity of such Deliverable Item to the applicable requirements of the Performance Specification, such Deliverable Item shall be deemed accepted by the Purchaser for all purposes hereunder ("Acceptance" with respect to each such Deliverable Item other than a Satellite), and Purchaser's notice shall so state. In the event that such Acceptance inspection discloses any non-conformance of such Deliverable Item to the applicable requirements of the Performance Specification, Purchaser's notice shall detail each such non-conformance (with reference to the applicable requirement of the Performance Specification deemed not met), and Contractor shall correct or repair such non-conformance and resubmit such Deliverable Item for Acceptance inspection in accordance with this Article 11 as to each such corrected or repaired element.

11.5     Inspection Costs Borne by Purchaser

         All costs and expenses incurred by Purchaser or its agents in the performance of this Article 11, including travel and living expenses, shall be borne solely by Purchaser.

11.6     Warranty Obligations

         In no event shall Contractor be released from any of its warranty obligations applicable to any Deliverable Item other than the Satellite as set forth in Article 15 as a result of such Deliverable Item having been Accepted as set forth in this Article 11.

11.7     Deliverable Data

         Purchaser shall, within ten (10) business days of delivery by Contractor to the location designated in Article 3.1 of Deliverable Data requiring Purchaser approval pursuant to the Statement of Work, notify Contractor in writing that such Deliverable Data has been accepted in accordance with the Statement of Work ("Acceptance" with respect to each such item of Deliverable Data), or advise Contractor in writing that such Deliverable Data does not comply with the applicable requirements of the Statement of Work, identifying each particular of such non-compliance. Contractor shall promptly correct any non-compliant aspect of such Deliverable Data described in such Notice from Purchaser, and re-submit it to Purchaser for inspection pursuant to this Article 11.7.

                  ARTICLE 12 - DELIVERY, TITLE AND RISK OF LOSS


12.1     Satellites

         Delivery of the Satellite shall occur, and risk of loss of, and title to, the Satellite shall pass from Contractor to Purchaser, upon Acceptance of such Satellite pursuant to Article 10.1.

         EXCEPT WITH RESPECT TO WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY CONTRACTOR, UPON AND AFTER LAUNCH OF THE LAUNCH VEHICLE FOR A SATELLITE, CONTRACTOR'S SOLE FINANCIAL RISK, AND THE SOLE AND EXCLUSIVE REMEDIES OF PURCHASER OR ANY PARTY ASSOCIATED WITH PURCHASER, WITH RESPECT TO THE USE OR PERFORMANCE OF SUCH SATELLITE (INCLUDING WITH RESPECT TO ANY ACTUAL OR CLAIMED DEFECT CAUSED OR ALLEGED TO BE CAUSED AT ANY TIME BY CONTRACTOR OR ANY OF ITS SUBCONTRACTORS), SHALL BE AS SET FORTH IN ARTICLES 4.1, 13, 15, 19 AND 20. IN ALL CASES CONTRACTOR'S LIABILITY SHALL BE SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN
         ARTICLE 34. CONTRACTOR MAKES NO WARRANTY AS TO THE PERFORMANCE OF ANY LAUNCH VEHICLE.

12.2     Deliverable Items Other Than Satellites

         Delivery and risk of loss of, and title to, each Deliverable Item of hardware other than Satellites shall pass from Contractor to Purchaser upon Acceptance of such Deliverable Item pursuant to Article 11.4. Purchaser's rights in Deliverable Data are as set forth in Article 36.

                                ARTICLE 13 - XXX

XXX

                       ARTICLE 14 - INTENTIONALLY DELETED

                              ARTICLE 15 - WARRANTY

15.1     Terms and Period of Warranty

         15.1.1 Satellites. Contractor warrants that the Satellite delivered under this Contract shall be manufactured in conformity with the Performance Specification (as may be waived pursuant to Article 9.4) applicable to the Satellite. Contractor's sole obligation in fulfillment of this warranty after Launch is to comply with Article 15.2.1. Contractor makes no warranty regarding the performance of the Satellite from and after the Launch of the Satellite.

         15.1.2 Deliverable Items of Hardware Other Than Satellites. Contractor warrants that each Deliverable Item of hardware other than the Satellite delivered under this Contract shall be manufactured in conformity with the Performance Specification (as may be waived pursuant to Article 11.3) applicable to such Deliverable Item and will be free from defects in materials and workmanship during the period commencing on the date of Acceptance of such Deliverable Item pursuant to Article 11 and ending on the first anniversary thereof.

         15.1.3 Disclaimer. EXCEPT AND TO THE EXTENT PROVIDED IN ARTICLE 15.1 AND ARTICLE 15.4, CONTRACTOR HAS NOT MADE NOR DOES IT HEREBY MAKE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR

                  OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO ANY SATELLITE OR ANY OTHER DELIVERABLE ITEM.

15.2     Repair or Replacement

         15.2.1   Satellite Anomalies.

                  Contractor shall investigate any Satellite Anomaly in any Satellite arising during the life of the Satellite, and use reasonable best efforts to correct any such Satellite Anomaly that is correctable by Contractor from Purchaser's SCF using the facilities and equipment available at such site.

                  CONTRACTOR SHALL HAVE NO LIABILITY TO PURCHASER OR TO THIRD PARTIES ARISING FROM ANY ADVICE OR ASSISTANCE THAT CONTRACTOR OR ANY SUBCONTRACTOR OR AGENT OF CONTRACTOR MAY PROVIDE IN RESPECT OF THE SATELLITE AFTER LAUNCH, REGARDLESS OF CAUSE OR LEGAL THEORY, INCLUDING NEGLIGENCE, EXCEPT WITH RESPECT TO WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY CONTRACTOR. IN ALL CASES CONTRACTOR'S LIABILITY SHALL BE SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 34.

         15.2.2   Deliverable Items of Hardware Other Than Satellites.

                  During the period specified in Article 15.1.2 for any Deliverable Item of hardware other than a Satellite, as Purchaser's sole and exclusive remedy, any defect in such Deliverable Item discovered by Purchaser shall be remedied by Contractor at Contractor's expense by repair or replacement of the defective component (at Contractor's election). For any such Deliverable Item, Contractor shall determine if repair or replacement is required to be performed at Contractor's plant. If required, Purchaser shall ship to Contractor's designated facility any such Deliverable Item. Contractor shall be responsible for the cost of shipment to such facility in accordance with its standard commercial practice (including any taxes and/or duties) of any such Deliverable Item, and the cost of return shipment, in accordance with its standard commercial practice, of any such Deliverable Item once repaired or replaced to Purchaser at the location designated therefor in Article 3.1. Risk of loss for such Deliverable Item shall transfer to Contractor upon delivery of such Deliverable Item to the shipping carrier by Purchaser, and risk of loss shall transfer to Purchaser for any such Deliverable Item once repaired or replaced pursuant to this Article 15.2.2 upon receipt thereof by Purchaser at the location designated therefor in Article 3.1. When necessary, Contractor shall provide free of charge temporary equipment to be used while a repair is being performed.

15.3     Use Conditions Not Covered by Warranty

         With respect to Deliverable Items of hardware other than Satellites, the warranty under this Article 15 shall not apply if adjustment, repair, or parts replacement is required as a result, directly or indirectly, of accident, unusual physical or electrical stress beyond the unit's designed tolerances, negligence, misuse, failure of environmental control prescribed in operations and maintenance manuals, repair or alterations by any party other than Contractor or its agents, or by causes other than normal and ordinary use. The warranty provided pursuant to this Article 15 is conditioned upon Contractor being given access, if required, to Deliverable Items delivered at Purchaser's facility in order to effect any repair or replacement thereof. If the defect repaired or remedied by Contractor is not covered by the warranty provided pursuant to this Article 15, Purchaser shall pay Contractor the reasonable cost of such repair or replacement, transportation charges, and a reasonable profit as determined by Contractor. Such repair costs shall be invoiced to Purchaser pursuant to the provisions of Article 5.

15.4     Warranty for Training and Services

         Contractor warrants that the training and other services it provides to Purchaser pursuant to this Contract will conform to reasonable industry standards at the time such training or other services are provided. In the event Contractor breaches this warranty, as Purchaser's sole remedy, Contractor shall apply reasonable efforts to correct the deficiencies in the provision of such training and other services where it is practicable to do so.

                              ARTICLE 16 - CHANGES

Purchaser may, in writing, request a change within the general scope of this Contract to:


         a)       Order work in addition to the work provided for herein; or


         b)       Modify the whole or any part of the work provided for herein.


If such change request causes an increase or decrease in the cost, or the time required for completion, of the work to be provided herein, or otherwise affects any other provision of this Contract, Contractor shall provide Purchaser with a non-binding preliminary estimate of the impact of the change request on the Contract price (including costs associated with processing of the change request), Delivery schedules and other provisions of this Contract. If Purchaser desires to proceed with the change after receipt of Contractor's preliminary estimate, Purchaser and Contractor shall negotiate and agree in a timely manner to equitable adjustments in Contract price, Delivery schedules and other affected provisions of this Contract, and this Contract shall be amended in writing accordingly. Contractor shall have no obligation to proceed pursuant to a change request prior to execution of such amendment.

                           ARTICLE 17 - FORCE MAJEURE

Contractor and Purchaser shall not be responsible for late Delivery, delay of the final completion date or nonperformance of its contractual obligations due to Force Majeure. Force Majeure shall be any event beyond the reasonable control of a Party or its suppliers and subcontractors and shall include, but not be limited to: (1) acts of God; (2) acts of a public enemy; (3) acts of a government in its sovereign capacity (including any action or inaction affecting the import or export of items); (4) war and warlike events; (5) catastrophic weather conditions such as hurricanes, tornadoes and typhoons; (6) fire, earthquakes, floods, epidemics, quarantine restrictions, strikes, lockouts and other industrial disputes, sabotage, riot and embargoes; (7) non-availability of a Launch Vehicle or Launch Site for any reason beyond a Party's reasonable control; and (8) other unforeseen and extraordinary events, which in every case are beyond the reasonable control and without fault or negligence of a Party or its suppliers and subcontractors ("Force Majeure"). Upon the occurrence of Force Majeure, an equitable adjustment shall be negotiated in the schedule and other portions of this Contract affected by Force Majeure. The Party affected by a Force Majeure event shall provide reasonable notice to the other Party of a Force Majeure event.

                      ARTICLE 18 - PURCHASER DELAY OF WORK

Except in the case of a Force Majeure event, if the performance of all or any part of the work required of Contractor under this Contract is delayed or interrupted by Purchaser's failure to perform its contractual obligations within the time specified in this Contract or within a reasonable time if no time is specified, or an act by Purchaser that unreasonably interferes with Contractor's performance of its obligations under this Contract, this Contract shall be equitably adjusted in the price, performance requirements, Delivery schedule, and any other terms of this Contract affected by such act or failure to act of Purchaser.

                          ARTICLE 19 - PATENT INDEMNITY


19.1     Indemnification

         Purchaser agrees that Contractor has the right to defend and, at Contractor's sole option to settle, and Contractor, at its own expense, hereby agrees to defend or, at Contractor's sole option to settle, and to indemnify and hold harmless Purchaser, and its affiliates, officers, directors, employees, shareholders and agents, from and against any and all claims, actions, suits or proceedings based on an allegation that the manufacture of any Deliverable Item or the normal intended use, lease, sale or other disposition of any Deliverable Item infringes U.S. letters patent ("Intellectual Property Claim"), and shall pay any royalties and other liabilities adjudicated to be owing to the claimant (or, in Contractor's sole discretion, provided in settlement of the matter) as well as costs incurred in defending (including court costs and reasonable attorneys' fees) such Intellectual Property Claim; provided that Purchaser promptly notifies Contractor in writing of any such Intellectual Property Claim and gives Contractor the authority and all such assistance and information as may be requested from time to time by Contractor for the defense of such Intellectual Property Claim.

19.2     Infringing Equipment

         If the manufacture of any Deliverable Item or the normal intended use, lease, sale or other disposition of any Deliverable Item under this Contract is enjoined as a result of an Intellectual Property Claim or is otherwise prohibited, Contractor shall (i) resolve the matter so that the injunction or prohibition no longer pertains, (ii) procure for Purchaser the right to use the infringing item or (iii) modify the infringing item so that it becomes non-infringing while remaining in compliance with the Performance Specification (as may be waived pursuant to Article 9.4). If Contractor is unable to accomplish (i),
         (ii) or (iii) as stated above, Purchaser shall have right to terminate this Contract with respect to such Deliverable Item, return such Deliverable Item to Contractor (in space, with respect to an in-orbit Satellite), and receive a refund of the price paid for such Deliverable Item (less amounts unpaid for such item plus a reasonable allowance for depreciation).

19.3     Combinations and Modifications

         Contractor shall have no liability under this Article 19 for any Intellectual Property Claim arising solely from (i) use of any Deliverable Item in combination with other items, unless Contractor sold them as a combination intended to be so used or (ii) modifications of Deliverable Items after Delivery, unless Contractor made such modifications.

19.4     Sole Remedies

         Except in the case of willful misconduct or Gross Negligence by Contractor, the remedies set forth in this Article 19 are Purchaser's sole and exclusive remedies for or related to any Intellectual Property Claim, and Contractor's liability under this Article 19 for any Intellectual Property Claim with respect to a Deliverable Item shall in no event exceed the Firm Fixed Price paid by Purchaser hereunder for such Deliverable Item. In all cases Contractor's liability shall be subject to the limitation of liability set forth in Article 34.

          ARTICLE 20 - INDEMNITY FOR BODILY INJURY AND PROPERTY DAMAGE


20.1     Contractor's Indemnification of Purchaser

         Contractor shall defend, indemnify and hold harmless Purchaser, and its affiliates, directors, officers, employees, shareholders and agents, from and against all losses, damages, liabilities, suits and expenses (including, but not limited to, reasonable attorneys' fees) (collectively "Losses") attributable to third party claims for bodily injury or property damage, but only if such Losses were caused by, or resulted from, negligent acts or omissions, Gross Misconduct or willful misconduct by Contractor or its employees or representatives. For the avoidance of doubt, and except for Losses resulting from the Gross Negligence or willful misconduct of Contractor, Contractor shall have no indemnity obligation under this Article 20.1 for any Losses with respect to the operation or use of a Satellite after Launch, even if such Losses are attributable to an act or omission of Contractor or its employees prior to Launch. In all cases Contractor's liability shall be subject to the limitation of liability set forth in Article 34.

20.2     Purchaser's Indemnification of Contractor

         Purchaser shall defend, indemnify and hold harmless Contractor, and its affiliates, directors, officers, employees, shareholders and agents, from and against all Losses attributable to third party claims for bodily injury or property damage, but only if such Losses were caused by, or resulted from, negligent acts or omissions, Gross Negligence or willful misconduct by Purchaser or its employees or representatives.

20.3     Conditions to Indemnification

         The right to any indemnity specified in Article 20.1 or 20.2 shall be subject to the following conditions:

         a. The Party seeking indemnification shall promptly advise the other Party in writing of the filing of any suit or of any written or oral claim for indemnification upon receipt thereof and shall provide the other Party, at its request, with copies of all documentation relevant to such suit or claim.

         b. The Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

         c. The indemnifying Party shall assist and shall have the right to assume, when not contrary to the governing rules of procedure, the defense of any claim or suit in settlement thereof and shall satisfy any judgments rendered by a court of competent jurisdiction in such suits and shall make all settlement payments. The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the indemnifying Party, provided there is no conflict of interest and that such participation would not adversely affect the conduct of the proceedings.

                    ARTICLE 21 - TERMINATION FOR CONVENIENCE


21.1     Reimbursement of Contractor

         Purchaser may terminate this Contract without cause, in whole or in part, by giving Contractor written notice thirty (30) days prior to the date of such termination. In the event of such termination, Contractor will cease work as directed in the termination notice. Contractor shall submit its claim for the work performed in connection with the terminated Contract, and for its termination costs plus a reasonable profit as provided in items (a) through (f) of this Article 21.1. If Purchaser terminates this Contract in whole or in part pursuant to this
         Article 21.1, Contractor shall be entitled to be paid:

         a. The price set forth in Article 4 for Deliverable Items completed prior to such termination for which payment had not been made by Purchaser, whether or not Delivery has occurred with respect to such Deliverable Item and whether or not this Contract has been terminated pursuant to this Article 21.1 with respect to such Deliverable Item.

         b. Actual out-of-pocket costs incurred by Contractor in performance of work on Deliverable Items for which this Contract has been terminated pursuant to this Article 21.1, that have not been completed prior to such termination.

         c. Actual out-of-pocket costs incurred by Contractor in completing the termination process.

         d. Actual out-of-pocket costs incurred by Contractor in settling claims of subcontractors and other suppliers and vendors in connection with such termination; provided that Contractor shall use reasonable efforts to minimize such costs.

         e. A XXX profit on items (b), (c) and (d) above. Less, any amounts previously paid with respect to completed Deliverable Items and terminated Deliverable Items.

         f. In no event will the aggregate of the amounts previously paid by Purchaser under this Contract and the amounts to be paid by Purchaser under this Article 21.1 exceed the Firm Fixed Price.

21.2     Partial Termination

         If the termination by Purchaser is partial, the price for the non-terminated portion of this Contract shall be increased by an amount equal to the additional costs, if any, which must be borne by such portion because of the partial termination, plus XXX profit on such additional costs; however, in no event will the aggregate of the amounts previously paid by Purchaser under this Contract and the amounts to be paid by Purchaser for the non-terminated portion of this Contract, as increased under this Article 21.2, exceed the Firm Fixed Price.

21.3     Title Transfer

         In the event of a termination pursuant to this Article 21, a termination settlement meeting shall be held at a mutually agreed time and place no later than sixty (60) days after submission of a claim by Contractor pursuant to Article 21.1. At or prior to the date of such termination settlement meeting, Contractor shall provide Purchaser with such documentation of the costs set forth in Articles 21.1 and 21.2 as Purchaser may reasonably request. Upon completion of the termination settlement meeting, Contractor may submit an invoice to Purchaser for payment in accordance with the terms of Article 5.2. Upon payment by Purchaser to Contractor of the sums invoiced, subject to applicable U.S. Government export laws, Contractor shall, at Contractor's or subcontractor's plant, transfer title and risk of loss to Purchaser of all Deliverable Items referred to in Article 21.1(a), and all other partially completed or incomplete Deliverable Items for which Contractor is paid under this Article 21. Purchaser may direct Contractor to undertake to reallocate to other uses, and/or to otherwise assist Purchaser in disposing/selling, items subject to termination under this Article 21 for the purpose of receiving a price refund or offset against Contractor's termination claim. Upon receipt of such direction, Contractor shall, on a reasonable efforts basis, attempt to reallocate, and/or to otherwise assist Purchaser in disposing/selling, the items and provide a refund (in cases where the amounts generated are greater than Contractor's termination claim) to Purchaser or an offset (in cases where the amounts generated are less than or equal to Contractor's termination claim) against Contractor's termination claim, less any reasonable selling expenses.

                                ARTICLE 22 - XXX

XXX

                               ARTICLE 22A -- XXX

XXX

                              ARTICLE 23 - DEFAULT


23.1     Failure to Perform by Contractor

         Subject to Article 23.4 below, if Contractor (i) fails to deliver a Satellite within the time specified therefor plus the maximum number of days for late delivery liquidated damages specified in Article 22 or any other Deliverable Item within the time specified therefor in this Contract (or, in either case, such longer time as may be agreed to in writing by Purchaser), or (ii) fails to perform any other material provision of this Contract, and in each case does not cure such failure, with respect to a Satellite on or before the last day specified for late delivery liquidated damages in Article 22 (or such longer time as may be agreed to in writing by Purchaser), or with respect to any other Deliverable Item within XXX days (or such longer period as may be agreed to in writing by Purchaser) after receipt from Purchaser of written notice of such failure, Purchaser may terminate this Contract in whole or in part by written notice to Contractor.

23.2     Termination Liability

         In the event of a termination for default pursuant to Article 23.1, Contractor shall refund all payments made by Purchaser for the terminated work except with respect to items referred to in Article
         23.3. Such refund shall be made no later than XXX days after Contractor's receipt of Purchaser's written notice requesting such refund. In addition, Contractor shall pay to Purchaser all excess costs above the prices set forth herein reasonably incurred by Purchaser in reprocuring the work and Deliverables described herein, according to the delivery schedules set forth herein. Such refund and excess reprocurement costs shall be Purchaser's sole remedy in case of a termination pursuant to Article 23.1, except in the case of willful misconduct or Gross Negligence by Contractor. In all cases Contractor's liability shall be subject to the limitation of liability set forth in
         Article 34.

23.3 Partially Completed Items and Work In Process; Contractor's Reimbursement for Terminated Work

         In the event of termination pursuant to Article 23.1, upon Purchaser's request, Contractor shall deliver to Purchaser all partially completed items or services and work-in-process.

         In the event of termination pursuant to Article 23.1, Contractor shall not be required to refund any amounts, and Purchaser shall remain liable for payment of all amounts, with respect to Deliverable Items for which Acceptance has occurred pursuant to the terms of Article 10 or Article 11, or that are retained by Purchaser whether or not completed, as follows: (i) at the price set forth in this Contract for such items for which an itemized price is set forth herein and (ii) at the cost incurred by Contractor for (a) such items for which no itemized price is set forth herein and (b) partially completed items or services and work-in-progress.

23.4     Invalid Default Termination

         If, after termination pursuant to Article 23.1, it is finally determined by arbitration, legal proceeding or mutual agreement that Contractor was not in default, or that the default was excusable, the rights and obligations of the Parties shall be the same as if the termination had occurred under Article 21; except that, Contractor shall also be entitled to recover its additional direct costs that would not have been incurred but for such invalid default termination.

23.5     Contractor Termination

         Contractor may terminate this Contract upon Purchaser's failure to comply with any material provision of this Contract by giving written notice to Purchaser of its intention to so terminate. Such notice shall set forth the provision or provisions with which Purchaser has failed to comply and a reasonably detailed description of such failure. Such termination shall become effective upon Purchaser's failure to correct such nonperformance within XXX (or such longer period as may be agreed to in writing by Contractor) after receipt of such notice from Contractor.

         In the event of termination pursuant to this Article 23.6, Contractor shall be paid as if the termination were for convenience pursuant to
         Article 21. Further, and without limiting Contractor's other rights or remedies, Contractor may immediately take over all or part of the Deliverable Items and Contract work-in-process and use them in any manner Contractor may elect. In such case, the fair market value of any Deliverable Items or Contract work-in-progress retained by Contractor shall be off-set against Purchaser's termination liability. If, after termination pursuant to this Article 23.6, it is finally determined by arbitration pursuant to Article 25 that Purchaser did not fail in the performance of its obligations under this Contract, Contractor shall be liable to Purchaser for direct damages resulting from such termination of this Contract (in no event exceeding amounts payable to Purchaser pursuant to Articles 23.2 and 23.3, and subject to the limitation of liability set forth in Article 34).

                       ARTICLE 24 - INTENTIONALLY DELETED

                            ARTICLE 25 - ARBITRATION

25.1     Arbitration

         Any dispute (except as set forth in Article 25.2) arising between the Parties with respect to the performance of obligations or interpretation of this Contract that cannot be settled by negotiation between the Parties within thirty (30) days of written notice from one Party to the other stating such first Party's intent to resort to arbitration ("Notice of Arbitration"), shall be submitted for settlement by arbitration in accordance with the rules of conciliation and arbitration of the American Arbitration Association. Any such arbitration shall be conducted in Denver, Colorado by a panel of three arbitrators who shall be selected within sixty (60) days of such Notice of Arbitration: one selected by each Party and the third selected by the arbitrators chosen by the Parties. Should no agreement be reached on the third arbitrator within the time specified, the third arbitrator shall be appointed by American Arbitration Association. In resolving any dispute, the arbitrators shall apply the laws of the State of New York (without regard to its conflict of law rules) and shall take into account usages, customs and practices in the performance of contracts for the purchase and sale of commercial communications satellites. Proceedings and documents provided and generated in connection with any arbitration hereunder shall be in the English language. Each Party shall bear its own costs and expenses (including the costs and expenses of the arbitrator it selected) and one-half of the costs and expenses of the third arbitrator, unless otherwise determined in the arbitral award. The arbitrators' decision shall be final and binding on the Parties and enforceable in any court of competent jurisdiction. Any monetary award made by the arbitrators in favor of Purchaser shall be subject to the limitation of liability set forth in Article 34.

25.2     Gross Negligence or Willful Misconduct

         If a dispute arises as to whether or not a Party has committed or acted with Gross Negligence or willful misconduct, such dispute shall be resolved by a federal or state court in New York without a jury, and the court shall resolve such dispute by applying the laws of the State of New York without regard to its conflict of law rules. THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO A JURY IN CONNECTION WITH SUCH DISPUTE.

            ARTICLE 26 - INTER-PARTY WAIVER OF LIABILITY FOR A LAUNCH


26.1     Launch Services Agreement Inter-Party Waiver of Liability

         The Parties hereby agree to be bound by the no-fault, no-subrogation inter-party waiver of liability and related indemnity provisions provided in the Launch Services Agreement with respect to the Launch of the Satellite and to cause their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in the Satellite or any Transponder thereon (including customers of Purchaser), as required by the Launch Services Agreement and as specified by Buyer, to accede to such waiver. The Parties shall execute and deliver any instrument that may be required by the Launch Agency to evidence their agreement to be bound by such waiver. Purchaser and Contractor also shall obtain, from their insurers, and shall cause their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in any Satellite or any Transponder thereon (including customers of Purchaser), as required by the Launches Services Agreement and as specified by Buyer, to obtain from their insurers, an express waiver of such insurers' rights of subrogation, subject to terms and conditions as are then customarily available regarding such waivers, with respect to any and all claims that have been waived pursuant to this Article 26.

26.2     Indemnity Related to the Inter-Party Waiver of Liability

         Each Party shall indemnify against and hold the other Party harmless from any claim against the other Party, its contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract, made by the Launch Agency or any of its contractors and subcontractors (including suppliers of any kind) that are involved in the performance of the Launch Services Agreement, resulting from the failure of the first Party to waive any liability against, or to cause any other person such Party is obligated to cause to waive any liability against, the Launch Agency or its contractors and subcontractors at any tier (including suppliers of any kind).

26.3     Survival of Obligations

         The indemnification and hold harmless obligations provided in this
         Article 26 shall survive and remain in full force and effect, notwithstanding the expiration or termination of this Contract.

26.4     XXX

                              ARTICLE 27 - RESERVED

                              ARTICLE 28 - RESERVED

                                 ARTICLE 29 XXX

XXX

                              ARTICLE 30 - RESERVED

                              ARTICLE 31 - RESERVED

                              ARTICLE 32 - RESERVED

                           ARTICLE 33 - GROUND STORAGE



33.1     Notification

         Purchaser may direct Contractor to store the Satellite after completion of SPSR.

33.2     Storage Location

         Ground Storage shall be performed at a Contractor controlled facility and shall be conducted in accordance with the satellite storage plan section(s) of the Statement of Work.

33.3     Storage Prices

         There shall be no charge for storage and reverification work if the Contractor's failure to perform is the reason the Satellite is stored, or if the Satellite is stored for less than six months.

         The firm fixed price for Ground Storage of the Satellite in all other circumstances shall be $XXX per month storage cost while the Satellite is in Ground Storage. In addition, Purchaser shall also pay directly or reimburse Contractor for all costs related to re-verification of system flight assurance and re-verification testing (plus XXX) and for all additional costs which Contractor would not have incurred had Purchaser not elected Ground Storage of the Satellite (including taxes, tariffs, duties, transportation, insurance, and Launch preparation service-related expenses).

33.4     Payments

         Payments shall be made on the thirtieth day of each month for the prior month's storage, provided an invoice is received at least thirty days prior to the payment date.

33.5     Title and Risk of Loss

         Title and risk of loss to a Satellite delivered for Ground Storage shall remain with Contractor at the storage site. Contractor shall assume full responsibility for any loss or damage to the Satellite during Ground Storage.

33.6     Notification of Intention to Launch a Previously Stored Satellite

         Purchaser shall notify Contractor in writing that a Satellite in Ground Storage should be removed from Ground Storage and delivered to the Launch Site. This notification must be received by Contractor not less than three (3) months prior to the scheduled date for Delivery to the Launch Site of the Satellite. Failure to notify Contractor in a timely manner will result in an adjustment to the Delivery schedule for such Satellite.

                      ARTICLE 34 - LIMITATION OF LIABILITY


         NEITHER PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER, OR ITS OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS OR SUBCONTRACTORS AT ANY TIER (INCLUDING SUPPLIERS OF ANY KIND), AGENTS OR CUSTOMERS, TO ITS PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF ANY SATELLITE OR OTHER DELIVERABLE ITEM OR TO ANY OTHER PERSON CLAIMING BY OR THROUGH SUCH PARTY FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A SATELLITE (EXCEPT WITH RESPECT TO A THIRD PARTY'S DAMAGES FOR WHICH A PARTY HAS AN INDEMNIFICATION OBLIGATION UNDER
         ARTICLE 19 OR 20), ARISING FROM OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS DELIVERED OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF SUCH LIABILITY IS BREACH OF CONTRACT, TORT, STATUTE OR OTHER LEGAL OR EQUITABLE THEORY, EXCEPT THAT IN THE EVENT OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY CONTRACTOR OR PURCHASER SUCH PARTY MAY BE LIABLE AND RESPONSIBLE FOR AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS AND THE OTHER ABOVE-DESCRIBED DAMAGES IN AN AMOUNT NOT TO EXCEED $XXX.

         IN NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY UNDER OR IN CONNECTION WITH THIS CONTRACT EXCEED THE FIRM FIXED PRICE (PROVIDED REFUNDS UNDER
         ARTICLE 23.2 WILL NOT COUNT AGAINST THIS FIGURE), EXCEPT FOR LIABILITY ARISING FROM WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY A PARTY, IN WHICH CASE THE TOTAL LIABILITY OF A PARTY MAY NOT EXCEED THE FIRM FIXED PRICE PLUS $XXX.

         ARTICLE 35 - DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION


35.1     Definition of Proprietary Information

         For the purpose of this Contract, "Proprietary Information" means all information (other than Deliverable Data, which is subject to the provisions of Article 36), in whatever form transmitted, that is disclosed by such Party (hereinafter referred to as the "disclosing party") to the other Party hereto (hereinafter referred to as the "receiving party") relating to the performance by the disclosing party of this Contract and: (i) is identified as proprietary by means of a written legend thereon, or (ii) if disclosed orally, is identified as proprietary at the time of initial disclosure. Proprietary Information shall not include any information disclosed by a Party that (i) is already known to the receiving party at the time of its disclosure, as evidenced by written records of the receiving party, without an obligation of confidentiality at the time of disclosure; (ii) is or becomes publicly known through no wrongful act of the receiving party;
         (iii) is independently developed by the receiving party as evidenced by written records of the receiving party; (iv) such Party is legally compelled to disclose; or (v) is obtained from a third party without restriction and without breach of this Contract.

35.2     Terms for Handling and Use of Proprietary Information

         For a period of five (5) years after receipt of any Proprietary Information (or until such time as such Proprietary Information becomes publicly known as provided in Article 35.1), the receiving party shall not disclose Proprietary Information that it obtains from the disclosing party to any person or entity except its employees and agents who have a need to know in order to perform under this Contract and who have been informed of and have agreed to abide by the receiving party's obligations under this Article 35. The receiving party shall use not less than the same degree of care to avoid disclosure of such Proprietary Information as it uses for its own Proprietary Information of like importance; but in no event less than a reasonable degree of care. Proprietary Information shall be used only for the purpose of performing the obligations under this Contract, or as the disclosing party otherwise authorizes in writing.

         IN NO EVENT SHALL EITHER PARTY DISCLOSE OR TRANSFER TECHNICAL INFORMATION OR PROVIDE TECHNICAL SERVICES TO INSURANCE BROKERS, UNDERWRITERS OR OTHER THIRD PERSONS OR ENTITIES WITHOUT THE OTHER PARTY'S PRIOR WRITTEN APPROVAL (WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) AND, WHERE REQUIRED, PRIOR APPROVAL OF THE U.S. DEPARTMENT OF STATE.

35.3     Legally Required Disclosures

         Notwithstanding the foregoing, in the event that the receiving party becomes legally compelled to disclose Proprietary Information of the disclosing party, including this Contract or other supporting document(s), the receiving party shall, to the extent practicable under the circumstances, provide the disclosing party with written notice thereof so that the disclosing party may seek a protective order or other appropriate remedy, or to allow the disclosing party to redact such portions of the Proprietary Information as the disclosing party deems appropriate. In any such event, the receiving party will disclose only such information as is legally required, and will cooperate with the disclosing party (at the disclosing party's expense) to obtain proprietary treatment for any Proprietary Information being disclosed.

35.4     Disclosure of Contract Terms

         Notwithstanding anything to the contrary in this Article 35, and subject to applicable export restrictions, the terms and conditions of this Contract may not be disclosed by either Party to any person except with the prior written consent of the other Party, provided, in each case, that the recipient of such information agrees to treat such information as confidential and executes and delivers a confidentiality agreement reasonably acceptable to both Parties or is otherwise subject to confidentiality obligations reasonably satisfactory to both Parties; provided, further, that either Party shall have the right to disclose such information as is required under applicable law or the binding order of a court or government agency.

                           ARTICLE 36 - RIGHTS IN DATA


36.1     Rights

         Contractor shall retain title to all Deliverable Data utilized or developed by Contractor during the performance of this Contract. Subject to U.S. export regulations and applicable export restrictions, Purchaser's officers, directors, employees, consultants and representatives shall have the non-exclusive right to obtain and use the Deliverable Data for any and all purposes related to the testing, operation, use and maintenance of the Satellite. Purchaser's officers, directors, employees, consultants and representatives shall not disclose Deliverable Data to other companies, organizations or persons without the express prior written consent of Contractor, which consent shall not be unreasonably withheld or delayed. Purchaser shall have no rights in Deliverable Data other than as expressly stated in this Contract, and title to Deliverable Data shall not pass to Purchaser or any other entity pursuant to the terms hereof.

36.2     No Additional Obligation

         Nothing contained in this Article shall require Contractor to provide any data other than as set forth in the Statement of Work.

                   ARTICLE 37 - PUBLIC RELEASE OF INFORMATION

Either Party intending to disclose publicly whether through the issuance of news releases, articles, brochures, advertisements, prepared speeches or other information releases concerning this Contract or the transactions contemplated herein shall obtain the prior written approval of the other Party with respect to the content and timing of such issuance. A Party's approval under this
Article 37 shall not be unreasonably delayed or denied. Notwithstanding the above, either Party may release information described herein as required by securities laws or other applicable laws.

                              ARTICLE 38 - NOTICES


38.1     Written Notification

         Each notice or correspondence required or permitted to be given or made hereunder shall be in writing (except where oral notice is specifically authorized) to the respective addresses, facsimile and telephone numbers and to the attention of the individuals set forth below, and any such notice shall be deemed given on the earlier to occur of (i) actual receipt, irrespective of whether sent by post, facsimile transmission (followed by mailing of the original copy), overnight courier or other method, and (ii) seven (7) days after mailing by registered or certified mail, return receipt requested, postage prepaid.

                In the case of Purchaser:

                Echostar Orbital Corporation
                5701 South Santa Fe
                Littleton, CO  80120
                Attn:  David Moskowitz, Esq.
                Telephone No.: (303) 723-1040
                Facsimile No.: (303) 723-1608

                With a separately delivered copy to:

                Charlie Ergen and Rohan Zaveri
                (at the same address)

                In the case of Contractor:

                Space Systems/Loral, Inc.
                3825 Fabian Way, Mailstop G-82
                Palo Alto, CA  94303-4697
                Attn.: John Dietzel
                Telephone No.: (650) 852-7370
                Facsimile No.:  (650) 852-4087

38.2     Change of Address

         Either Party may from time to time change its notice address or the persons to be notified by giving the other Party written notice (as provided above) of such new information and the date upon which such change shall become effective.

                          ARTICLE 39 - RISK MANAGEMENT


Purchaser shall be responsible to obtain risk insurance, if any, for the Launch of the Satellite.

If Purchaser applies for insurance regarding risks relating to the Launch of the Satellite, Contractor shall furnish Purchaser with such information regarding the Satellite as is reasonably requested by the insurers and will cooperate in any insurance reviews.

                        ARTICLE 40 - ORDER OF PRECEDENCE

In the event of conflict among the terms of the Preamble and Articles 1 to 42 of this Contract and the Exhibits, the following order of decreasing precedence shall apply:

         o This Contract (Preamble and Articles 1 through 45 and Attachments A and B)

         o Exhibit A     Statement of Work

         o Exhibit B     Performance Specification

         o Exhibit C     Product Assurance Program Plan

         o Exhibit D     Test Plan

                              ARTICLE 41 - GENERAL


41.1     Binding Effect; Assignment

         This Contract shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Contract may not be assigned, either in whole or in part, by either Party without the express written approval of the other Party. Such approval shall not be unreasonably withheld or delayed. Contractor may require, as a condition of approving an assignment by Purchaser, that the proposed assignee establish irrevocable letters of credit, guarantees or other comparable assurances satisfactory to Contractor prior to such assignment becoming effective and that Purchaser remain primarily or secondarily liable hereunder. Either Party, upon prior written notice to the other Party, may grant security interests in its rights hereunder to lenders that provide financing for the performance by such Party of its obligations under this Contract or for the subject matter hereof. In the event that either Party is sold to or merged into another entity, its responsibilities under this Contract shall not be altered and the successor organization shall be liable for performance of such Party's obligations under this Contract.

41.2     Severability

         If any provision of this Contract is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Contract is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.





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

41.3     Captions

         The captions contained herein are for purposes of convenience only and shall not affect the construction of this Contract.

41.4     Relationships of the Parties

         It is expressly understood that Contractor and Purchaser intend by this Contract to establish the relationship of independent contractors only, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership or any other relationship, other than that of independent contractors, between them or their respective successors in interests. Neither Contractor nor Purchaser shall have any authority to create or assume, in the name or on behalf of the other Party, any obligation, expressed or implied, or to act or purport to act as the agent or the legally empowered representative of the other Party, for any purpose whatsoever.

41.5     Entire Agreement

         This Contract, including all Exhibits and the Attachments hereto, represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations and agreements with respect to the subject matter hereof. This Contract may not be modified or amended, and the Parties' rights and obligations may not be waived, except by the written agreement of both Parties.

41.6     Standard of Conduct

         Both Parties agree that all their actions in carrying out the provisions of this Contract shall be in compliance with applicable laws and regulations and neither Party will pay or accept bribes, kickbacks or other illegal payments, or engage in unlawful conduct.

41.7     Construction

         This Contract, the Exhibits and the Attachment hereto have been drafted jointly by the Parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of or against either Party.

41.8     Counterparts

         This Contract may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

41.9     Applicable Law

         This Contract shall be interpreted, construed and governed, and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York without regard to its conflict of law rules.

41.10    Survival

         Termination or expiration of this Contract for any reason shall not release either Party from any liabilities or obligations set forth in this Contract that (i) the Parties have expressly agreed shall survive any such termination or expiration or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

41.11    U.N. Convention on the International Sales of Goods

         The U.N. Convention on the International Sales of Goods shall not apply or otherwise have any legal effect with respect to this Contract.

                            ARTICLE 42 - ATTACHMENTS


The following Attachments are incorporated in this Contract:

         Attachment A    Payment Plan

         Attachment B    Pages 5 through 11 of the EchoStar 5 Insurance Policy

                         ARTICLE 43 - TERMINATION RIGHT

Notwithstanding anything to the contrary herein, if by the TBD Deadline the Parties are unable to reach final agreement upon (1) the pricing and schedule for the options described in Article 29.5, or (2) the TBD terms of this Contract, the Statement of Work, Satellite Performance Specification, Product Assurance Program Plan, Satellite Program Test Plan and Payment Plan, then Purchaser may immediately terminate this Contract by providing written notice to Contractor. If such termination occurs, then Purchaser shall pay Contractor $XXX within thirty (30) days of receipt of an invoice. All other liabilities and obligations of the Parties shall be released, waived and terminated, except for those set forth in Articles 20, 35 and 37.

                  ARTICLE 44 - COOPERATION REGARDING SPOT BEAMS



Until the TBD Deadline, Contractor shall use reasonable commercial efforts to cooperate with Lockheed Martin Corporation ("LMC") regarding the coordination and development of the requirements and footprints for the spot beams for the Satellite and the EchoStar 7 satellite being manufactured by LMC. In addition, upon Purchaser's request, Contractor shall use reasonable commercial efforts to cooperate with LMC as necessary to change the initial requirements and/or footprints of the spot beams for the Satellite and the EchoStar 7 satellite. Finally, Contractor shall use reasonable commercial efforts to cooperate with LMC as necessary to ensure that the spot beams of the Satellite and the EchoStar 7 satellite, as deployed, will operate in accordance with the final approved requirements and footprints. In performing the above obligations, Contractor shall not be required to disclose any of its proprietary information to LMC.

                                ARTICLE 45 - XXX

                                       XXX

                           ARTICLE 46 - KEY PERSONNEL


The Contractor will assign properly qualified and experienced personnel to the program contemplated under the Contract. Personnel assigned to the following positions shall be considered "Key Personnel":

a) the Contractor's Program Manager

b) the Contractor's Contracts Manager

c) the Contractor's Product Assurance Manager

d) the Contractor's Systems Engineering Manager

e) the Contractor's Vehicle Manager

The Purchaser shall have the right to approve the Contractor's Program Manager which approval shall not be unreasonably withheld or delayed. Key Personnel shall not be assigned to other duties without the Contractor giving prior written notice to and consulting with the Purchaser. The Contractor shall provide a chart to the Purchaser of the program Key Personnel and shall keep such chart current.

Additionally, for so long as Randy Tyner is associated with Contractor as an employee or consultant, Purchaser shall have unrestricted access to Mr. Tyner for purposes of designing the payload and its specifications. Mr. Tyner shall have a key decision-making role on payload-related issues, and shall be a primary interface with the Purchaser on all payload-related technical and performance issues.

IN WITNESS THEREOF, the Parties have executed this Contract by their duly authorized officers as of the date set forth in the Preamble.




                                         ECHOSTAR ORBITAL
SPACE SYSTEMS/LORAL, INC.                CORPORATION


By:                                      By:
     -------------------------                -------------------------

Name:                                    Name:
     -------------------------                -------------------------

Title:                                   Title:
      ------------------------                 ------------------------